SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

BP INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26189	95-3937129
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

510 West Arizona Avenue, Deland, Florida	32730
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(800) 767-2255

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 2, 2004, BP International, Inc. (the “Company”) completed a financing transaction with Laurus Master Fund, Ltd, a Cayman Islands corporation (“Laurus”), pursuant to which the Company issued a Secured Convertible Minimum Borrowing Note (the “Note”) in the aggregate principal amount of $1.0 million and a Secured Revolving Note (the “Revolving Note”) in the amount of $3.0 million. The Company issued a warrant (the “Warrant”) to purchase an aggregate of 2,000,000 shares of common stock of the Company. The transaction was completed in a private offering pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

The following describes certain of the material terms of the financing transaction with Laurus. The description below is not a complete description of the material terms of the financing transaction and is qualified in its entirety by reference to the agreements entered into in connection with the financing which are included as exhibits to this Current Report on Form 8-K:

Maturity Date and Interest Rate. The Note and the Revolving Note mature on December 2, 2007 absent earlier redemption by the Company or earlier conversion by Laurus, as described below. Annual interest on the Notes is equal to the nine percent per annum, subject to certain downward adjustments resulting from certain increases in the market price of the Company’s common stock.

Conversion Rights. All or a portion of the outstanding principal and interest due under the Note and the Revolving Note may be converted into shares of the Company's common stock upon satisfaction of certain conditions. The initial fixed conversion price under the Note and the Revolving Note is $0.44 per share. The fixed conversion price is subject to anti-dilution protection adjustments.

Security. The Note and the Revolving Notes are secured by a lien on substantially all of the Company’s assets, including the Company’s shares of its subsidiary, Ball Products, Inc., but not including the Company’s real property, pursuant to the terms of a security agreement executed by the Company.

Warrant Terms. The Warrant grants Laurus the right to purchase up to 2,000,000 shares of common stock of the Company at an exercise price of $0.66 per share for first 1,000,000 shares acquired and $0.71 for the remaining shares acquired. The Warrant expires on December 2, 2011.

Registration Rights. Pursuant to the terms of a Registration Rights Agreement, the Company is obligated to file and obtain effectiveness for a registration statement registering the resale of shares of the Company’s common stock issuable upon conversion of the Note, the Revolving Note and the exercise of the Warrant. If the registration statement is not timely filed, or declared effective the Company will be subject to certain penalties.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of a financing transaction that included the issuance of warrants, a secured convertible minimum borrowing note and a secured revolving note, each of which may be converted into shares of the Company's common stock.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description

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Exhibit	Description	Location
Exhibit 99.1	Security Agreement dated December 2, 2004 between the Company, Ball Products, Inc. and Laurus	Provided herewith
Exhibit 99.2	Stock Pledge Agreement dated December 2, 2004 between the Company and Laurus	Provided herewith
Exhibit 99.3	Secured Convertible Minimum Borrowing Note	Provided herewith
Exhibit 99.4	Minimum Borrowing Note Registration Rights Agreement	Provided herewith
Exhibit 99.5	Secured Revolving Note	Provided herewith
Exhibit 99.6	Common Stock Purchase Warrant	Provided herewith
Exhibit 99.7	Subsidiary Guarantee dated December 2, 2004 between Ball Products, Inc. and Laurus	Provided herewith
Exhibit 99.8	Overadvance Letter dated December 2, 2004 from Laurus and agreed to and accepted by Ball Products, Inc. and the Company	Provided herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2004	BP International, Inc.

By: /s/ Larry Ball
Name: Larry Ball
Title: President and Chief Executive Officer

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